UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2020

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ	85706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HTGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As described under Item 5.07 of this Current Report on Form 8-K, at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of HTG Molecular Diagnostics, Inc. (the “Company”) held on August 19, 2020, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved, along with other items discussed in Item 5.07 below, the HTG Molecular Diagnostics, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) as a successor to and continuation of the HTG Molecular Diagnostics, Inc. 2014 Equity Incentive Plan. The 2020 Plan became effective on August 19, 2020 upon the approval of the stockholders at the Annual Meeting. A description of the 2020 Plan is set forth under the heading “Description of the 2020 Plan” contained in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on July 7, 2020 (the “Proxy Statement”). Such description is incorporated by reference herein.  Such description is only a summary and is qualified in its entirety by reference to the complete text of the 2020 Plan, a copy of which is filed as Exhibit 10.1 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes with respect to each matter.

Proposal 1. Election of Directors

The Company’s stockholders elected the three persons listed below as Class II Directors, each to serve until the Company’s 2023 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Harry A. George	21,076,797	1,839,579	25,718,667
Donnie M. Hardison	20,924,221	1,992,155	25,718,667
John L. Lubniewski	21,149,539	1,766,837	25,718,667

Proposal 2. Approval of the 2020 Plan

The Company’s stockholders approved the adoption of the 2020 Plan. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,368,760	2,138,086	409,530	25,718,667

Proposal 3. Approval of a Series of Alternate Amendments to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split

The Company’s stockholders approved a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect, at the option of the Board, a reverse stock split of our common stock (the “Reverse Stock Split”) at a ratio between 1-for-7 and 1-for-15, inclusive, as determined by the Board in its sole discretion. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,004,292	4,925,294	705,457	0

Proposal 4. Approval of a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect a reduction in the total number of authorized shares of our common stock, to be implemented if and only if the Reverse Stock Split is implemented.

The Company’s stockholders approved a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect, if and only if the Reverse Stock Split is implemented, a reduction in the total number of authorized shares of our common stock, with the specific number of authorized shares determined by a formula that is based on the ratio utilized for the Reverse Stock Split as illustrated in the table in the Proxy Statement under the caption “Effects of Authorized Shares Reduction.” The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,797,866	4,177,012	660,165	0

Proposal 5. Approval of the Authorization to Adjourn the Annual Meeting

The Company’s stockholders approved the authorization to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of Proposal 2 or Proposal 3. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,985,064	4,929,694	720,285	0

Proposal 6. Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of the Board of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,131,708	1,519,170	984,165	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	HTG Molecular Diagnostics, Inc. 2020 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HTG Molecular Diagnostics, Inc.

Dated: August 20, 2020	By:	/s/ Shaun D. McMeans
Shaun D. McMeans
Senior Vice President and Chief Financial Officer